UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: January 21, 2016
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Annual Incentive Awards; Performance Cash Award Payouts. On January 21, 2016, the management development and compensation committee (“Compensation Committee”) of KB Home’s board of directors determined the 2015 fiscal year incentive awards to eligible executive officers under its annual incentive compensation program. The incentive awards to KB Home’s named executive officers are set forth in the table below.

Name	Annual Incentive Award
William R. Hollinger	$453,875
Jeff J. Kaminski	$940,191
Jeffrey T. Mezger	$2,488,297
Albert Z. Praw	$799,039
Brian J. Woram	$787,160
In addition, the Compensation Committee approved payouts of long-term performance cash awards that had been granted in November 2012. In total, 28 participants in the 2012 performance cash award program received payouts. The payouts were determined based on the average of operating income performance levels achieved in each year of the three-year performance period relative to the performance goals the Compensation Committee established for each such year. The payouts of 2012 performance cash awards to each named executive officer are as follows: Mr. Mezger $1,486,667; Mr. Kaminski $446,000; Mr. Praw $401,400; Mr. Woram $401,400; and Mr. Hollinger $223,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 27, 2016.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary